Exhibit 23.2


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of CBRL Group, Inc. on Form S-8, and in the related Prospectus pertaining to the CBRL Group, Inc. 2000 Non-Executive Stock Option Plan, of our report dated September 7, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of CBRL Group, Inc. for the year ended July 28, 2000.


/s/ Deloitte & Touche LLPc
DELOITTE & TOUCHE  LLP

Nashville, Tennessee
October 11, 2001